   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 1998


                                                      REGISTRATION NO. 333-47021

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ---------------------


                         PRE-EFFECTIVE AMENDMENT NO. 1


                                       TO


                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                             ARDENT SOFTWARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                50 WASHINGTON STREET                         NO. 04-2818132
(STATE OR OTHER JURISDICTION OF              WESTBORO, MASSACHUSETTS 01581-1021                 (L.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                        (508) 366-3888                         IDENTIFICATION NO.)

                                  PETER GYENES
                             Ardent Software, Inc.
                              50 Washington Street
                       Westboro, Massachusetts 01581-1021
                                 (508) 366-3888
           (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:

              JAMES K. WALSH, ESQ.                            RICHARD N. HOEHN, ESQ.
             ARDENT SOFTWARE, INC.                            CHOATE, HALL & STEWART
              50 WASHINGTON STREET                       EXCHANGE PLACE, 53 STATE STREET
            WESTBORO, MA 01581-1021                              BOSTON, MA 02109
                 (508) 366-3888                                   (617) 248-5000

                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

PROSPECTUS
----------
                                 25,467 SHARES

                             ARDENT SOFTWARE, INC.

                                  COMMON STOCK

     The Prospectus relates to the resale of up to 25,467 shares (the "Shares") of Common Stock, $.01 par value per share, of Ardent Software, Inc. (the "Company") held by certain stockholders of the Company (the "Selling Stockholders").

                       ---------------------------------

     THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH THE PURCHASE OF THESE SECURITIES, SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                       ---------------------------------

     The Selling Stockholders and their agents, donees, distributees, pledgees and other successors in interest may offer and sell the Shares from time to time in one or more transactions on The Nasdaq Stock Market, or otherwise, at market prices then prevailing or in negotiated transactions. The Shares may also be sold pursuant to option, hedging or other transactions with broker-dealers. The Shares may also be offered in one or more underwritten offerings. The underwriters in an underwritten offering, if any, and the terms and conditions of any such offering will be described in a supplement to this Prospectus. See "Selling Stockholders" and "Plan of Distribution."

     The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. See "Use of Proceeds".

     The Common Stock of the Company is traded on the National Market of The Nasdaq Stock Market (the "Nasdaq National Market") under the symbol "ARDT". On February 26, 1998, the last reported sale price of Common Stock on the Nasdaq National Market was $10.375 per share.

                       ---------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                       ---------------------------------

               The date of this Prospectus is February 27, 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be obtained from the Commission's web site at http://www.sec.gov. The Common Stock of the Company is traded on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company also may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules filed therewith. For further information with respect to the Company and the Common Stock offered hereby, reference is hereby made to such Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents filed by the Company with the Commission (File No. 0-20059) are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (2) the Company's interim reports on Form 10-Q for the fiscal quarters ended March 30, 1997, June 29, 1997 and September 28, 1997; (3) the Company's S-4 registration statement relating to securities issued pursuant to the merger of Unidata, Inc. with and into the Company, filed with the Commission on December 31, 1997; (4) the description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed with the Commission on April 8, 1992, including any amendments or reports filed for the purpose of updating such description; (5) the description of the Company's Junior Preferred Stock Purchase Rights attached to each share of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed with the Commission on July 29, 1996, including any amendments or reports filed for the purpose of updating such description and (6) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.


     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Common Stock registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom this Prospectus is delivered, upon a written request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to the General Counsel of the Company at 50 Washington Street, Westboro, Massachusetts 01581,
(508) 366-3888.

                                  THE COMPANY

     The Company's principal executive offices are located at 50 Washington Street, Westboro, Massachusetts 01581, and its telephone number is (508) 366-3888. The Company was incorporated in Delaware in 1984.


                       ---------------------------------

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Common Stock offered by this Prospectus. In particular, potential investors are advised that statements contained herein or incorporated by reference into this Prospectus expressing the beliefs and expectations of management regarding the Company's future results or performance are forward looking statements based on current expectations that involve a number of risks and uncertainties. The following factors describe certain market risks associated with an investment in the Common Stock and various of the risks and uncertainties which could cause actual results to differ materially from management expectations.

     Integration of Operations; Transaction Costs. The Company is the result of the February 10, 1998 merger between VMARK Software, Inc. (VMARK) and Unidata, Inc. (UNIDATA), and the integration of those two companies is currently ongoing. The Company cannot guarantee that the integration of VMARK and UNIDATA will be completed in a manner that is efficient, effective and timely enough to achieve the anticipated benefits of the merger. Integrating the two companies will require the timely combination of management, sales and marketing and research and development teams that are in different geographic locations. Integration of the companies also will require the combination of complex software technology, product lines and software development plans. Additionally, the time-consuming task of integrating the two companies may distract attention from the day-to-day business of the Company.

     Concentration of Ownership. James T. Dresher owns beneficially approximately 21% of the outstanding common stock of the Company. Such concentration of ownership gives Mr. Dresher substantial power to affect the outcome of the election of directors and other matters requiring a stockholder vote and, in addition, may have the effect of delaying or preventing a change in control of the Company.

     Need to Develop New Products and Adapt to Technological Change. Technological developments, customer requirements and industry standards change frequently in the computer software database market. As a result, the Company's success will depend upon its ability to enhance current products and to develop or acquire new products which meet customer needs and comply with industry standards. The possibility exists that the Company's products will be rendered obsolete by technological advances, or that the Company will not be able to develop and market the products required to continue to be competitive. Certain of the Company's planned products are in various stages of development. It is possible that such products will prove not to be commercially viable or that the Company will experience operational problems with such products after commercial introduction that could delay or defeat the ability of such products to generate revenue. The products to which the Company intends to devote substantial resources in the foreseeable future are object oriented database products and data warehousing and datamart products. There is no assurance that products in either of these two areas will be commercially successful. In particular, object technology requires customers to make a substantial investment in retraining application programmers. Several companies have failed in attempts to introduce object technology and there is no assurance that such technology will gain widespread customer acceptance. VMARK and UNIDATA experienced product delays and undetected errors or bugs in their products in the past and the Company may experience such problems in the future. The Company's success will also depend on the ability of its products to interoperate and perform well with existing and future industry-standard leading application software products intended to be used in connection with relational database management systems.

     Substantial Competition. The Company faces intense competition in the market for database management systems and related software from many companies which offer alternative solutions to the needs addressed by our products and services. Many of the Company's direct competitors, such as Oracle Corporation, Sybase, Inc. and Informix Software, Inc., as well as other large computer software companies that could compete directly against the Company in the future, have far greater resources than the Company. The Company's competitors also may be able to adapt more quickly to new or emerging technologies and standards or changes in customer requirements or devote greater resources to the promotion and sale of their products. Several of the Company's competitors already have announced plans to develop new technology that will compete with the object database and data warehousing technology that will constitute the core of the

Company's new product development efforts. There can be no assurance that the Company will be able to compete successfully in its markets against such competitors.

     Litigation. The Company is a defendant in litigation with certain stockholders who allege that members of VMARK's management made certain untrue statements and failed to disclose information regarding VMARK's prospective financial performance in violation of federal law. The Company also is a party to a lawsuit brought by one of UNIDATA's licensees which claims that UNIDATA violated such licensee's purported exclusive license to certain UNIDATA products in Asia. The Company denies the allegations against it, as successor to VMARK and UNIDATA, and intends to vigorously contest these lawsuits. Nonetheless, it is possible that one or both of these matters could subject the Company to substantial liability and thereby adversely affect the Company's financial performance.

     Dependence on Key Personnel; Ability to Attract and Retain Qualified Personnel. The Company's business is led by a number of key, highly skilled technical, managerial and marketing personnel, the loss of which could adversely affect the Company. Competition for such personnel in the software industry is intense. The success of the Company will depend in large part upon its ability to hire and retain such personnel.

     Volatility of Stock Prices and Fluctuations in Quarterly Results. The market price of VMARK common stock has been, and the market price of the Company's common stock after the merger of VMARK and UNIDATA may continue to be, highly volatile. Factors that are difficult to predict such as quarterly revenue, statements and ratings by financial analysts and overall market performance will have a significant impact on the price for shares of the Company's common stock. Future sales of large amounts of the Company's common stock also could adversely affect the stock price. Except for long-term service and maintenance contracts, the Company operates with an insignificant backlog of orders and the bulk of customer purchase orders are received at the end of quarterly periods, especially at the end of the year. As a result, operating results can vary substantially from period to period and the results of individual quarters are extremely uncertain.

     Risks Associated with International Operations. Fluctuations in foreign currency prices relative to the United States dollar could reduce a substantial portion of the Company's total revenue expected to come from international operations. 24% of UNIDATA's revenues for the nine months ended September 30, 1997 and 37% of VMARK's revenues for the nine month period ended September 28, 1997 were derived from sales outside the United States. If exchange or price controls or other restrictions on the conversion of foreign currencies are imposed, the Company's business could be adversely affected. Other potential risks inherent in the Company's international business generally will include longer payment cycles, greater difficulties in collecting accounts receivable, the burdens of complying with a wide variety of foreign laws and regulations, political uncertainties and differences in business practices.

     Protection of Intellectual Property Rights. The Company regards certain of its technologies as proprietary and relies on a combination of copyright, trademark and trade secret laws and contractual provisions to establish and protect its proprietary rights. These steps may not be sufficient to prevent or deter others from copying or stealing the Company's proprietary rights and do not prevent competitors from independently developing technology that is equivalent or superior to the Company's technology. In addition, while the Company does not believe that its products, trademarks or other proprietary rights infringe upon the proprietary rights of others, it is possible that others will assert that they do. The cost of responding to such an assertion may be significant, even if the assertion is false. The software market has traditionally experienced widespread unauthorized reproduction of products in violation of intellectual property rights. Such activity is difficult to detect and legal proceedings to enforce intellectual property rights are often burdensome and involve a high degree of uncertainty and costs.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

     Set forth below, with respect to each Selling Stockholder, is the number of shares of Common Stock beneficially owned as of February 13, 1998, the number of Shares offered pursuant to this Prospectus and the number of shares to be owned after completion of the offering (assuming the sale of all the Shares offered hereunder).

                                                                      NUMBER OF          NUMBER OF SHARES
                                            TOTAL NUMBER OF         SHARES TO BE         TO BE OWNED AFTER
NAME                                         SHARES OWNED          OFFERED OR SOLD         THE OFFERING
----                                       -----------------       ---------------       -----------------
Rand K. Barthel                                   2,094                 2,094                      0
Barry J. Cushing                                  2,717                 2,281                    436
Mark Eisner                                         313                   313                      0
Helen Foy                                            78                    78                      0
James D. Foy                                     16,834(1)              7,305                  9,529(1)
Marc Guyott                                         766                   766                      0
Kenneth A. Lord                                  11,135(2)              4,205                  6,930(2)
Michael Mahoney                                     406                   406                      0
Christine Plunkett                                  322                   322                      0
Lee J. Sheffler                                  11,877(3)              5,207                  6,670(3)
Theodore Stefanik                                 1,272                 1,272                      0
Graeme Williams                                   1,220                 1,220                      0

----------------

(1) Includes 9,529 shares of common stock subject to currently exercisable options.

(2) Includes 6,930 shares of common stock subject to currently exercisable options.

(3) Includes 6,670 shares of common stock subject to currently exercisable options.

     The shares offered hereby were issued by the Company on October 1, 1997 in connection with continuing obligations of the Company pursuant to the Plan of Reorganization and Asset Purchase Agreement between the Company and Constellation Software, Inc. (CSI). Messrs. Barthel, James Foy, Mahoney, and Sheffler are currently employees of the Company.

                              PLAN OF DISTRIBUTION

     The Selling Stockholders and their agents, donees, distributees, pledgees and other successors in interest may, from time to time, offer for sale and sell or distribute the Shares to be offered by them hereby (a) in transactions executed on the Nasdaq National Market, or any securities exchange on which the shares may be traded, through registered broker-dealers (who may act as principals, pledgees or agents) pursuant to unsolicited orders or offers to buy,
(b) in negotiated transactions, or (c) through other means. The Shares may be sold from time to time in one or more transactions at market prices prevailing at the time of sale or a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Stockholders or by agreement between the Selling Stockholders and their underwriters, dealers, brokers or agents. The Shares may also be offered in one or more underwritten offerings, on a firm commitment or best efforts basis.

     In connection with distribution of the Shares, the Selling Stockholders may enter into hedging or other option transactions with broker-dealers in connection with which, among other things, such broker-dealers may engage in short sales of the Shares pursuant to this Prospectus in the course of hedging the positions they may assume with one or more of the Selling Stockholders. The Selling Stockholders may also sell Shares short pursuant to this Prospectus and deliver the Shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which may result in the delivery of Shares to such broker-dealers who may sell such Shares pursuant to this Prospectus. The Selling Stockholders may also pledge the Shares to a broker-dealer and upon default the broker-dealer may effect the sales of the pledged Shares pursuant to this Prospectus.

     The distribution of the Shares by the Selling Stockholders is not subject to any underwriting agreement. Any underwriters, dealers, brokers or agents participating in the distribution of the Shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling Stockholders and/or purchasers of Shares, for whom they may act. Such discounts, concessions, commissions or fees will not exceed those customary for the type of transactions involved. In addition, the Selling Stockholders and any such underwriters, dealers, brokers or agents that participate in the distribution of Shares may be deemed to be underwriters under the Securities Act, and any profits on the sale of Shares by them and any discounts, commissions or concessions received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act. Those who act as underwriter, broker, dealer or agent in connection with the sale of the Shares will be selected by the Selling Stockholders and may have other business relationships with the Company and its subsidiaries or affiliates in the ordinary course of business.

     The aggregate proceeds to the Selling Stockholders from the sale of the Shares offered by the Selling Stockholders hereby will be the purchase price of such Shares less any broker's commissions.

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdiction only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration of qualification requirement is available and is complied with.

     The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

     There is no assurance that the Selling Stockholders will sell any or all of the Shares described herein and may transfer, devise or gift such securities by other means not described herein. The Company is permitted to suspend the use of this Prospectus in connection with sales of the Shares by holders during certain periods of time under certain circumstances relating to pending corporate developments and public filings with the Commission and similar events. Expenses of preparing and filing the registration statement and any and all amendments thereto will be borne by the Company.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Common Stock offered hereby is being passed upon for the Company by Choate, Hall & Stewart (a partnership including professional corporations), Boston, Massachusetts. Richard N. Hoehn, a partner of Choate, Hall & Stewart, is the Secretary of the Company.

================================================================================


     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.



                             ---------------------



                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

Available Information....................................................      2

Incorporation of Certain Documents by Reference..........................      2

The Company..............................................................      3

Risk Factors.............................................................      4

Use of Proceeds..........................................................      5

Selling Stockholders.....................................................      6

Plan of Distribution.....................................................      6

Interests of Named Experts and Counsel...................................      7



================================================================================



================================================================================


                                 25,467 SHARES


                                     ARDENT
                                 SOFTWARE, INC.


                                  COMMON STOCK



                               -----------------
                                   PROSPECTUS
                               FEBRUARY 27, 1998
                               -----------------






================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable by the registrant in connection with the distribution of the securities being registered hereunder. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

            Securities and Exchange Commission Registration Fee.....    $   76.54
                                                                        ---------
            Legal Fees and Expenses.................................     5,000.00
                                                                        ---------
            Accountants' Fees and Expenses..........................       500.00
                                                                        ---------
                   Total............................................    $5,576.54
                                                                        =========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and for amounts paid in settlement in respect of or in successful defense of any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Article X of the Company's Second Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted from time to time under the General Corporation Law of the State of Delaware, indemnify each of its directors and officers against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in respect of any action, suit, or proceeding in which such director or officer may be involved or with which he may be threatened while in office or thereafter, by reason of his or her actions or omissions in connection with services to the Company, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit, or proceeding.

     Under Section 5.2 of the Investment and Registration Rights Agreement (the Rights Agreement) dated as of February 15, 1994 by and among the Selling Shareholders, the Company, and CSI, the Selling Shareholders are obligated, under certain circumstances, to indemnify directors and officers of the Company against certain liabilities, including liabilities under the Securities Act. The Registrant, in turn, is also obligated under the Rights Agreement to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act. Reference is made to the Rights Agreement incorporated herein by reference as Exhibit 4.4.

ITEM 16. EXHIBITS

     *   4.1     Articles IV, V, VII, and VIII of the Second Restated Certificate of
                 Incorporation of the Registrant
     **  4.2     Articles II, III, IV, V, VI, VII, VIII, and XX of the Registrant's By-Laws, as
                 amended
     *** 4.4     Investment and Registration Rights Agreement dated as of February 15, 1994 between the Registrant, Constellation Software, Inc. and the Selling
                 Shareholders.
         5.1     Opinion of Choate, Hall & Stewart as to validity of shares being registered and Consent.
         23.1    Independent Auditors' Consent -- Deloitte & Touche, LLP.
         23.2    Consent of Choate, Hall & Stewart (included in Exhibit 5.1).
         24.1    Power of Attorney (part of Signature Page).

---------------

* Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 filed with the Commission on March 19, 1992, Registration No. 33-46533.

** Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1 filed with the Commission on March 19, 1992, Registration No. 33-46533.

*** Incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-3 filed with the Commission on June 16, 1994, Registration No. 33-80372

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with any of the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westboro, The Commonwealth of Massachusetts on April 13, 1998.


                                          Ardent Software, Inc.
                                          (Issuer and Employer)

                                                     /S/ PETER GYENES
                                          By:
                                          --------------------------------------

                                               Peter Gyenes, Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter Gyenes, James K. Walsh, and Richard
N. Hoehn, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the dates indicated by the following persons in the capacities indicated.


                    NAME                                         CAPACITY                           DATE
                    ----                                         --------                           ----
              /s/ PETER GYENES                 Chief Executive Officer and Director             April 13, 1998
---------------------------------------------  (Principal Executive Officer)
                Peter Gyenes

             /s/ CHARLES F. KANE               Executive Vice President and Chief Financial     April 13, 1998
---------------------------------------------  Officer
               Charles F. Kane                 (Principal Financial and Accounting Officer)

             /s/ DAVID W. BRUNEL               Director                                         April 13, 1998
---------------------------------------------
               David W. Brunel

           /s/ ROBERT G. CLAUSSEN              Director                                         April 13, 1998
---------------------------------------------
             Robert G. Claussen

            /s/ JAMES T. DRESHER               Director                                         April 13, 1998
---------------------------------------------
              James T. Dresher

             /s/ MARTIN T. HART                Director                                         April 13, 1998
---------------------------------------------
               Martin T. Hart

            /s/ ROBERT M. MORRILL              Director                                         April 13, 1998
---------------------------------------------
              Robert M. Morrill

                               INDEX TO EXHIBITS

EXHIBIT                                                                                   PAGE
NUMBER                                                                                    NO.
------                                                                                    ----
    4.1  Articles IV, V, VII, and VIII of the Second Restated Certificate of
         Incorporation of the Registrant                                                    *
    4.2  Articles II, III, IV, V, VI, VII, VIII, and XX of the Registrant's By-Laws,
         as amended                                                                        **
    4.4  Investment and Registration Rights Agreement dated as of February 15, 1994 between the Registrant, Constellation Software, Inc. and the Selling
         Shareholders.                                                                    ***
    5.1  Opinion of Choate, Hall & Stewart as to validity of shares being registered and Consent.
   23.1  Independent Auditors' Consent -- Deloitte & Touche, LLP.
   23.2  Consent of Choate, Hall & Stewart (included in Exhibit 5.1).
   24.1  Power of Attorney (included in page II-4).

---------------

  * Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 filed with the Commission on March 19, 1992, Registration No. 33-46533.

 ** Incorporated by reference to Exhibit 4.2 to the Company's Registration
    Statement on Form S-1 filed with the Commission on March 19, 1992, Registration No. 33-46533.

*** Incorporated by reference to Exhibit 4.4 to the Company's Registration
    Statement on Form S-3 filed with the Commission on June 16, 1994, Registration No. 33-80372